UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

MeridianLink, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MLNK Employee FAQ

The following FAQ is intended to address some of the initial questions you may have regarding our agreement to be acquired by Centerbridge Partners. That said, it is important to keep in mind that it is still early on in the process. We’ll keep you informed of important developments as we move towards completing this transaction.

1.	What was announced?

•	MeridianLink announced that it has entered into a definitive agreement to be acquired by Centerbridge Partners.

•	Centerbridge is a global investment firm with deep experience in financial services and technology.

•	Under the terms of the agreement, Centerbridge will acquire MeridianLink in an all-cash transaction that values the Company at an enterprise value of approximately $2.0 billion or $20.00 per share.

•	This reflects an attractive premium of 26% over MeridianLink’s closing share price on August 8, 2025, the last full trading day prior to the transaction announcement.

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Centerbridge’s investment is a credit to the hard work, innovation, entrepreneurship, grit and risk-taking that built MeridianLink into a leading digital lending platform for nearly 2,000 community financial institutions and consumer reporting agencies.

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At the close of the transaction, MeridianLink will become a private company with additional flexibility to continue investing in driving innovation across its transformational digital solutions and empowering its clients to drive efficient growth.

2.	Who is Centerbridge? Why are they the right partner for MeridianLink?

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Centerbridge Partners is a global investment firm with a long-standing track record of partnering with exceptional companies, delivering meaningful innovation for customers and creating opportunities for employees.

•	They have a depth of experience investing in and supporting companies at the intersection of financial services and technology including CSI, a community FI core.

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They have strong conviction in the continued growth of mission-critical software providers who service the broader financial institution ecosystem and view MeridianLink as a perfect fit in that regard.

•	They will bring resources to us to help us grow – not just capital, but talent, relationships, partnerships, and more.

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With this support, MeridianLink will have the additional flexibility to continue investing in innovation across its transformational digital solutions and empowering its clients to drive efficient growth.

3.	What are Centerbridge’s plans for MeridianLink?

•	This transaction is about a change in ownership, not a change in who we are as a company.

•	Centerbridge is a proven partner to fintech companies and has a deep understanding of our business and shares our vision for the future.

•	Their experience driving growth in the financial technology sector will position MeridianLink to accelerate product innovation and enhance customer experience.

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As the pace of change across the finance and tech sectors continues to accelerate, MeridianLink is uniquely positioned to help financial institutions enhance their digital lending, new account opening, and credit reporting capabilities – providing them with the innovative solutions to expand their client relationships, unlock the potential of data and AI, and drive their growth.

4.	What are the next steps? What happens between now and closing?

•	The transaction is expected to close in the second half of 2025, subject to approval by MeridianLink shareholders and the satisfaction of regulatory approvals and customary closing conditions.

•	Until then, it remains business as usual at MeridianLink.

•	The holders of approximately 55% of MeridianLink’s shares of common stock have agreed to vote all of the shares of MeridianLink common stock owned by them in favor of the transaction.

5.	Will there be any changes to MeridianLink’s current leadership team?

•	As previously announced, Larry Katz will succeed Nicolaas Vlok and assume the role of CEO on October 1, 2025.

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There are no planned changes to the leadership team as a result of this transaction. Like any growing company, we will continue to evolve our leadership structure over time to support our strategy and long-term goals.

6.	Does this impact the timeline of Larry’s appointment to CEO in October?

•	No, today’s announcement has no impact on our previously announced CEO succession plan.

7.	Will MeridianLink continue to be headquartered in Irvine, CA?

•	Yes, MeridianLink will remain headquartered in Irvine, CA.

8.	Will there be any changes to MeridianLink’s name and/or brand?

•	Centerbridge recognizes the reputable brand we have established at MeridianLink, and we do not anticipate any changes to our name or branding at this time.

9.	What does this mean for me? Will there be an immediate impact on day-to-day operations or my responsibilities?

•	It’s important to remember that this announcement is just the first step towards completing this transaction – at this time, it remains business as usual at MeridianLink.

•	We’re relying on you to remain focused on delivering for our customers.

•	We’ll keep you informed of important developments as we move towards completing this transaction.

10.	Will there be layoffs?

•	Nothing is changing today as a result of this announcement.

•	In fact, part of what attracted Centerbridge to our company was our talented team, and they are committed to investing in our business and growing talent.

•	That said, as with any transaction, after closing, we expect to make certain changes with respect to a small number of roles that support the operations of a public company.

•	We expect that we will continue to operate as usual, and that means continuing to make headcount decisions, including hiring decisions, based on the needs of the business.

11.	Will there be any changes in reporting relationships or job responsibilities as a result of the transaction?

•	It’s important to remember that this announcement is the first step towards completing this transaction – it remains business as usual at MeridianLink.

•	We’ll keep you informed of important developments as we move towards completing this transaction.

•	Consistent with the execution of our existing strategy, you may continue to see organizational changes in the ordinary course of business.

12.	Will there be any changes to our remote work policies?

•	We are continuing to operate as usual, including with respect to our remote work policy.

13.	Will this change my compensation and benefits?

•	While it’s still early days, MeridianLink remains committed to providing competitive compensation that is aligned with company performance.

•	While the form will be different as a private company, our approach stays the same: to provide a comprehensive and compelling total rewards offering that attracts and rewards top talent.

14.	What does this mean for my equity? Should I sell? Should I exercise my options?

•	Selling your equity and exercising your options are personal decisions, and we leave it to you to decide on that.

•	Keep in mind that you may be subject to MeridianLink’s insider trading policy, which may place limits on your ability to sell any equity. Please consult with the legal team if you have questions.

•	See the next question for a description of the treatment of MeridianLink stock options and restricted stock unit awards in the transaction.

15.	How are outstanding employee equity awards being handled in the transaction?

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Vested Company RSUs – At the closing of the transaction, each outstanding MeridianLink restricted stock unit award that is vested will be cancelled and converted into the right to receive an amount in cash equal to (i) the aggregate number of shares underlying such vested restricted stock unit award multiplied by (ii) $20.00.

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Unvested Company RSUs – At the closing of the transaction, each outstanding MeridianLink restricted stock unit award that is unvested will be cancelled and converted into the right to receive an amount in cash equal to (i) the aggregate number of shares underlying such vested restricted stock unit award multiplied by (ii) $20.00, which amount will vest on the same schedule as the underlying cancelled restricted stock unit awards would have vested, subject to continued service with MeridianLink through the applicable vesting date.

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Company Options—At the closing of the transaction each outstanding MeridianLink stock option, whether vested or unvested, that has a per share exercise price that is less than $20.00 will fully vest and convert into the right to receive an amount in cash equal to (i) the aggregate number of shares underlying such stock option immediately prior to closing, multiplied by (ii) the excess of $20.00 over the per share exercise price of such option. Any MeridianLink stock option that has a per share exercise price that is equal to or greater than $20.00 will be cancelled at the effective time of the merger for no consideration.

16.	Will we still give quarterly earnings updates?

•	While MeridianLink will stop reporting quarterly earnings after the transaction closes, we’ll continue to be transparent with our employees about how our business is performing.

•	As a private company, we can re-center our focus on mid and long-term value creation opportunities without distractions of quarterly earnings pressures.

17.	What should I tell customers/partners/vendors?

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While this is an exciting announcement, please be sure to underscore that today is only the first step in the process and that our top priority remains providing them with the innovative solutions and high-quality service they expect from us.

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This transaction is about accelerating our growth and creating an even stronger business, which we expect will result in MeridianLink being an even stronger partner to our customers, partners and vendors.

•	Until the transaction closes, which we expect to occur in the second half of 2025, it remains business as usual at MeridianLink.

•	Unless otherwise directed, we can continue to work with our customers/partners/vendors as we always have.

18.	How will leadership keep us informed?

•	To the extent there is news to share as we move towards closing, we will keep you informed through our usual channels, including email, company update meetings, and other regular communications.

•	If you have questions in the meantime, please reach out to your ELT and SLT member.

19.	When will we know more?

•	We’ll keep you informed of important developments as we move towards completing this transaction.

20.	Who can I reach out to with questions?

•	If you have questions, please reach out to your ELT and SLT member.

•	Please keep in mind that it is early in the process, and we don’t have all the answers today.

•	We’ll keep you informed of important developments as we move towards completing this transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain forward-looking statements about, among other things, the proposed acquisition of MeridianLink by Centerbridge (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction. These forward-looking statements are based on MeridianLink’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by MeridianLink, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “expect,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including the possibility that MeridianLink’s stockholders may not approve the Transaction and obtaining any regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) the ability of Centerbridge and Merger Sub to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (iii) the possibility that competing offers or acquisition proposals will be made; (iv) the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any, (v) potential litigation relating to the Transaction that could be instituted against Centerbridge and Merger Sub, MeridianLink or their respective directors, managers or officers, including the effects of any outcomes related thereto; (vi) the risk that disruptions from the Transaction will harm MeridianLink’s business, including current plans and operations; (vii) the ability of MeridianLink to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (ix) continued availability of capital and financing and rating agency actions; (x) legislative, regulatory and economic developments affecting MeridianLink’s business; (xi) general economic and market developments and conditions; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect MeridianLink’s financial performance; (xiii) certain restrictions during the pendency of the Transaction that may impact MeridianLink’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as MeridianLink’s response to any of the aforementioned factors; (xv) significant transaction costs associated with the Transaction; (xvi) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xvii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring MeridianLink to pay a termination fee or other expenses; (xviii) competitive responses to the Transaction; and (xix) the risks and uncertainties pertaining to MeridianLink’s business, including those set forth in MeridianLink’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by MeridianLink with the SEC. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on MeridianLink’s financial condition, results of operations, credit rating or liquidity. These forward-looking statements speak only as of the date they are made, and MeridianLink does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information and Where to Find It

In connection with the Transaction by and among MeridianLink, a Delaware corporation, Centerbridge, a Delaware limited liability company, and Merger Sub, a Delaware corporation and a wholly owned subsidiary of Centerbridge, this communication is being made in respect of the pending merger involving MeridianLink and Centerbridge. MeridianLink will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) relating to its special meeting of stockholders and may file or furnish other documents with the SEC regarding the pending merger. When completed, a definitive version of the Proxy Statement will be mailed to MeridianLink’s stockholders. This document is not a substitute for the proxy statement or any other document which MeridianLink may file with the SEC. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER AND RELATED MATTERS.

The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to MeridianLink’s stockholders. MeridianLink’s stockholders may obtain free copies of the documents MeridianLink files with the SEC from the SEC’s website at www.sec.gov or through the Investor Relations portion of MeridianLink’s website at https://ir.meridianlink.com/overview/default.aspx under the link “Financials & Filings” and then under the link “SEC Filings” or by contacting MeridianLink’s Investor Relations by e-mail at InvestorRelations@MeridianLink.com.

Participants in the Solicitation

MeridianLink and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from MeridianLink’s stockholders in connection with the Transaction. Information regarding MeridianLink’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 23, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of MeridianLink’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of MeridianLink’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above. These documents and the other SEC filings described in this paragraph may be obtained free of charge as described above under the heading “Additional Information and Where to Find It.”